Exhibit 10.4

UNCONDITIONAL GUARANTY

April 8, 2005

Tradition Development Company, LLC
c/o Core Communities, LLC
10521 S.W. Village Station Drive, Suite 201
Port St. Lucie, Florida 34987

Horizons St. Lucie Development, LLC
c/o Core Communities, LLC
10521 S.W. Village Station Drive, Suite 201
Port St. Lucie, Florida 34987

Horizons Acquisition 7, LLC
c/o Core Communities, LLC
10521 S.W. Village Station Drive, Suite 201
Port St. Lucie, Florida 34987

and

Tradition Mortgage, LLC
c/o Core Communities, LLC
10521 S.W. Village Station Drive, Suite 201
Port St. Lucie, Florida 34987

(Hereinafter collectively referred to as the “Borrower”)

Core Communities, LLC
10521 S.W. Village Station Drive, Suite 201
Port St. Lucie, Florida 34987
(Hereinafter referred to as “Guarantor”)

Wachovia Bank, National Association
200 E. Broward Boulevard, 2nd floor
Ft. Lauderdale, FL 33301
(Hereinafter referred to as “Bank”)

To induce Bank to make a $40,000,000.00 revolving loan (“Loan”), and in consideration of loans, advances, credit, or other financial accommodations made, extended or renewed to or for the benefit of Borrower in connection with said Loan, which are and will be to the direct interest and advantage of the Guarantor, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Bank and its successors, assigns and affiliates the timely payment and performance of all liabilities and obligations of Borrower to Bank under that certain Revolving Promissory Note of even date herewith in the amount of $40,000,000.00 (the “Note”), the Loan Documents as defined below, and all obligations with respect to any swap agreements (as defined in 11 U.S. Code § 101), and all extensions, modifications and renewals thereof, (collectively, the “Guaranteed Obligations”). There shall be no limitation on the amount of the Guaranteed Obligations of Guarantor.

Guarantor hereby further unconditionally and irrevocably guarantees to Bank and its successors, endorsees and assigns that: (a) the Property shall be and remain free and clear of all liens from any and all persons, firms, corporations or other entities furnishing materials, labor or services in the construction, equipment or completion of the Improvements, if any, (as same is defined in the Revolving Loan Agreement executed by Borrower simultaneously herewith (“Loan Agreement”)); and (b) Borrower shall fully and punctually comply with the all the terms, covenants and conditions on its part to be complied with under the Loan Documents.

In the event that the Improvements on any Land Under Development (as same is defined in the Loan Agreement) (the funding of which was requested by Borrower under the Loan) are not completed and paid for or are not free of all liens, claims and demands upon the completion thereof, as guaranteed herein, (a) Guarantor agrees to fully indemnify Bank and save Bank harmless from all costs and damages that Bank may suffer by reason thereof; (b) in the event that Bank shall (i) cause any construction or equipment of the Improvements to be done, (ii) pay any costs in connection with the construction or equipment of the Improvements, if any, or (iii) cause any such lien, claim or demand to be released or paid, then Guarantor agrees to reimburse Bank for all sums paid and all costs and expenses incurred by it in connection therewith; and (c) Guarantor agrees, if requested by Bank, to complete or cause the completion of the construction and equipment of the Improvements, if any, in accordance with the Loan Agreement.

Guarantor acknowledges and agrees that it will be impossible to measure and accurately determine the damages to Bank resulting from a breach of the covenants in the Loan Documents, that such a breach will cause irreparable injury to Bank and that Bank has no adequate remedy at law in respect of such breach and, as a consequence, agrees that such covenant shall be specifically enforceable against Guarantor and hereby waives and agrees not to assert any defense based on denial of any of the foregoing in an action for specific performance of such covenant.

Guarantor consents that the terms, covenants, and provisions contained in any of the Loan Documents may be altered, extended, released, modified or cancelled, all without any further consent of Guarantor, and Guarantor agrees that this Guaranty shall in no way be affected, diminished or released by any such alteration, extension, modification, release or cancellation.

In addition to the above, the Guaranteed Obligations shall further include the full and prompt payment and performance when due of all present and future liability, obligations and indemnifications whatsoever, of Borrower to Bank under and pursuant to the sections of the Loan Documents relating to “Hazardous Material”, with such interest as may accrue thereon and such other charges as may be due in connection therewith, whether such obligations now exist or arise hereafter. Guarantor agrees that, if Borrower does not pay said liability, obligations and indemnifications relating to Hazardous Material, for any reason, Guarantor shall immediately make such payments. Guarantor’s liability, obligations and indemnifications relating to Hazardous Material shall not be discharged or satisfied by repayment of the obligations evidenced by the Loan Documents, or by foreclosure of the Security Instrument, and shall continue in effect after any transfer of the real estate secured by the Security Instrument, including, without limitation, transfers pursuant to foreclosure (or in lieu of) proceedings and subsequent transfers.

Guarantor further covenants and agrees:

GUARANTOR’S LIABILITY. This Guaranty is a continuing and unconditional guaranty of payment and performance and not of collection. The parties to this Guaranty are jointly and severally obligated hereunder. This Guaranty does not impose any obligation on Bank to extend or continue to extend credit or otherwise deal with Borrower at any subsequent time. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is rescinded, avoided or for any other reason must be returned by Bank, and the returned payment shall remain payable as part of the Guaranteed Obligations, all as though such payment had not been made. Except to the extent the provisions of this Guaranty give Bank additional rights, this Guaranty shall not be deemed to supersede or replace any other guaranties given to Bank by Guarantor; and the obligations guaranteed hereby shall be in addition to any other obligations guaranteed by Guarantor pursuant to any other agreement of guaranty given to Bank and other guaranties of the Guaranteed Obligations. Notwithstanding the foregoing, in the future Bank will consider a reduction in the amount of the guarantee based upon the Project’s cash flow.

TERMINATION OF GUARANTY. Guarantor may terminate this Guaranty only by written notice, delivered personally to or received by certified or registered United States Mail by an authorized officer of Bank at the address for notices provided herein. Such termination shall be effective with respect to Guaranteed Obligations arising more than 15 days after the date such written notice is received by said Bank officer. Guarantor may not terminate this Guaranty as to Guaranteed Obligations (including any subsequent extensions, modifications or compromises of the Guaranteed Obligations) then existing, or to Guaranteed Obligations arising subsequent to receipt by Bank of said notice if such Guaranteed Obligations are a result of Bank’s obligation to make advances pursuant to a commitment entered into prior to expiration of the 15 day notice period, or are a result of advances which are necessary for Bank to protect its collateral or otherwise preserve its interests. Termination of this Guaranty by any single Guarantor will not affect the existing and continuing obligations of any other Guarantor hereunder.

CONSENT TO MODIFICATIONS. Guarantor consents and agrees that Bank may from time to time, in its sole discretion, without affecting, impairing, lessening or releasing the obligations of Guarantor hereunder: (a) extend or modify the time, manner, place or terms of payment or performance and/or otherwise change or modify the credit terms of the Guaranteed Obligations; (b) increase, renew, or enter into a novation of the Guaranteed Obligations; (c) waive or consent to the departure from terms of the Guaranteed Obligations; (d) permit any change in the business or other dealings and relations of Borrower or any other guarantor with Bank; (e) proceed against, exchange, release, realize upon, or otherwise deal with in any manner any collateral that is or may be held by Bank in connection with the Guaranteed Obligations or any liabilities or obligations of Guarantor; and (f) proceed against, settle, release, or compromise with Borrower, any insurance carrier, or any other person or entity liable as to any part of the Guaranteed Obligations, and/or subordinate the payment of any part of the Guaranteed Obligations to the payment of any other obligations, which may at any time be due or owing to Bank; all in such manner and upon such terms as Bank may deem appropriate, and without notice to or further consent from Guarantor. No invalidity, irregularity, discharge or unenforceability of, or action or omission by Bank relating to any part of the Guaranteed Obligations or any security therefor shall affect or impair this Guaranty.

WAIVERS AND ACKNOWLEDGMENTS. Guarantor waives and releases the following rights, demands, and defenses Guarantor may have with respect to Bank and collection of the Guaranteed Obligations: (a) promptness and diligence in collection of any of the Guaranteed Obligations from Borrower or any other person liable thereon, and in foreclosure of any security interest and sale of any property serving as collateral for the Guaranteed Obligations; (b) subject to Borrower receiving any applicable notice to cure as required in the Loan Documents, if any, any law or statute that requires that Bank make demand upon, assert claims against, or collect from Borrower or other persons or entities, foreclose any security interest, sell collateral, exhaust any remedies, or take any other action against Borrower or other persons or entities prior to making demand upon, collecting from or taking action against Guarantor with respect to the Guaranteed Obligations, including any such rights Guarantor might otherwise have had under Va. Code §§ 49-25 and 49-26, et seq., N.C.G.S. §§ 26-7, et seq., Tenn. Code Ann. § 47-12-101, O.C.G.A. § 10-7-24 and any successor statute and any other applicable law; (c) any law or statute that requires that Borrower or any other person be joined in, notified of or made part of any action against Guarantor; (d) that Bank preserve, insure or perfect any security interest in collateral or sell or dispose of collateral in a particular manner or at a particular time, provided that Bank’s obligation to dispose of Collateral in a commercially reasonable manner is not waived hereby; (e) notice of extensions, modifications, renewals, or novations of the Guaranteed Obligations, of any new transactions or other relationships between Bank, Borrower and/or any guarantor, and of changes in the financial condition of, ownership of, or business structure of Borrower or any other guarantor; (f) except as otherwise provided in the Loan Documents, presentment, protest, notice of dishonor, notice of default, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale, and all other notices of any kind whatsoever to which Guarantor may be entitled; (g) the right to assert against Bank any defense (legal or equitable), set-off, counterclaim, or claim that Guarantor may have at any time against Borrower or any other party liable to Bank; (h) all defenses relating to invalidity, insufficiency, unenforceability, enforcement, release or impairment of Bank’s lien on any collateral, of the Loan

Documents, or of any other guaranties held by Bank; (i) any right to which Guarantor is or may become entitled to be subrogated to Bank’s rights against Borrower or to seek contribution, reimbursement, indemnification, payment or the like, or participation in any claim, right or remedy of Bank against Borrower or any security which Bank now has or hereafter acquires, until such time as the Guaranteed Obligations have been fully satisfied beyond the expiration of any applicable preference period; (j) any claim or defense that acceleration of maturity of the Guaranteed Obligations is stayed against Guarantor because of the stay of assertion or of acceleration of claims against any other person or entity for any reason including the bankruptcy or insolvency of that person or entity; and (k) the right to marshalling of Borrower’s assets or the benefit of any exemption claimed by Guarantor. Guarantor acknowledges and represents that Guarantor has relied upon Guarantor’s own due diligence in making an independent appraisal of Borrower, Borrower’s business affairs and financial condition, and any collateral; Guarantor will continue to be responsible for making an independent appraisal of such matters; and Guarantor has not relied upon Bank for information regarding Borrower or any collateral.

FINANCIAL CONDITION. Guarantor warrants, represents and covenants to Bank that on and after the date hereof: (a) the fair saleable value of Guarantor’s assets exceeds its liabilities, Guarantor is meeting its current liabilities as they mature, and Guarantor is and shall remain solvent; (b) all financial statements of Guarantor furnished to Bank are correct and accurately reflect the financial condition of Guarantor as of the respective dates thereof; (c) since the date of such financial statements, there has not occurred a material adverse change in the financial condition of Guarantor; (d) there are not now pending any court or administrative proceedings or undischarged judgments against Guarantor, no federal or state tax liens have been filed or threatened against Guarantor and Guarantor is not in default or claimed default under any agreement which would have a material adverse affect on Guarantor’s ability to perform its Guaranteed Obligations hereunder; and (e) at such reasonable times as Bank requests, Guarantor will furnish Bank with such other financial information as Bank may reasonably request.

INTEREST AND APPLICATION OF PAYMENTS. Regardless of any other provision of this Guaranty or other Loan Documents, if for any reason the effective interest on any of the Guaranteed Obligations should exceed the maximum lawful interest, the effective interest shall be deemed reduced to and shall be such maximum lawful interest, and any sums of interest which have been collected in excess of such maximum lawful interest shall be applied as a credit against the unpaid principal balance of the Guaranteed Obligations. Monies received from any source by Bank for application toward payment of the Guaranteed Obligations may be applied to such Guaranteed Obligations in any manner or order deemed appropriate by Bank.

DEFAULT. If any of the following events occur and are not cured within any cure period provided for in the Loan Documents, a default (“Default”) under this Guaranty shall exist: (a) failure of timely payment or performance of the Guaranteed Obligations or a Default under any Loan Document; (b) a breach of any agreement or representation contained or referred to in the Guaranty, or any of the Loan Documents, whether now existing or hereafter arising; (c) the death of, appointment of a guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or the commencement of any insolvency or bankruptcy proceeding by or against Guarantor not dismissed within seventy-five (75) days of the filing thereof (d) Bank determines in good faith, in its reasonable discretion, that the prospects for payment or performance of the Guaranteed Obligations are impaired or there has occurred a material adverse change in the business or prospects of Borrower or Guarantor, financial or otherwise, that would have a material adverse affect on Borrower or Guarantor’s ability to perform its Obligations under the Loan Documents.

If a Default occurs, the Guaranteed Obligations shall be due immediately and payable without notice, other than Guaranteed Obligations under any swap agreements (as defined in 11 U.S.C. § 101) with Bank, which shall be governed by the default and termination provisions of said swap agreements, and, Bank may exercise any rights and remedies as provided in this Guaranty and other Loan Documents, or as provided at law or equity. Guarantor shall pay interest on the Guaranteed Obligations from the date of such Default at the Default Rate set forth in the Note.

ATTORNEYS’ FEES AND OTHER COSTS OF COLLECTION. Guarantor shall pay all of Bank’s reasonable expenses incurred to enforce or collect any of the Guaranteed Obligations (to the extent Bank is a prevailing party), including, without limitation, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any suit, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

SUBORDINATION OF OTHER DEBTS. Guarantor agrees: (a) to subordinate the obligations now or hereafter owed by Borrower to Guarantor (“Subordinated Debt”) to any and all obligations of Borrower to Bank under the Loan Documents now or hereafter existing while this Guaranty is in effect, provided however that Guarantor may receive regularly scheduled principal and interest payments on the Subordinated Debt so long as (i) all sums due and payable by Borrower to Bank have been paid in full on or prior to such date, and (ii) no event or condition which constitutes or which with notice or the lapse of time would constitute an event of default with respect to the Guaranteed Obligations shall be continuing on or as of the payment date; and (b) except as permitted by this paragraph, Guarantor will not request or accept payment of or any security for any part of the Subordinated Debt, and any proceeds of the Subordinated Debt paid to Guarantor, through error or otherwise, shall immediately be forwarded to Bank by Guarantor, properly endorsed to the order of Bank, to apply to the Guaranteed Obligations.

MISCELLANEOUS. Assignment. This Guaranty and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank’s interests in and rights under this Guaranty and other Loan Documents are freely assignable, in whole or in part, by Bank. Any assignment shall not release Guarantor from the Guaranteed Obligations. Organization; Powers. Guarantor represents that Guarantor (i) is (a) an adult individual and is sui juris, or (b) a corporation, general partnership, limited partnership, limited liability company or other legal entity (as indicated below), duly organized, validly existing and in good standing under the laws of its state of organization, and is authorized to do business in each other jurisdiction wherein its ownership of property or conduct of business legally requires such organization; (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Guaranty and any other Loan Document to which it is a party. Applicable Law; Conflict Between Documents. This Guaranty shall be governed by and construed under the laws of the state named in Bank’s address shown above without regard to that state’s conflict of laws principles. If the terms of this Guaranty should conflict with the terms of any commitment letter that survives closing, the terms of this Guaranty shall control. Guarantor’s Accounts. Intentionally deleted. Jurisdiction. Guarantor irrevocably agrees to non-exclusive personal jurisdiction in the state named in Bank’s address shown above. Severability. If any provision of this Guaranty or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or other Loan Documents. Notices. Any notices to Guarantor shall be sufficiently given if in writing and mailed or delivered to Guarantor’s address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Wachovia Bank, National Association, at Bank’s address shown above or such other address as Bank may specify in writing from time to time. In the event that Guarantor changes Guarantor’s address at any time prior to the date the Guaranteed Obligations are paid in full, Guarantor agrees to promptly give written notice of said change of address to Bank by registered or certified mail, return receipt requested, all charges prepaid. Plural; Captions. All references in the Loan Documents to borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term “person” shall mean any individual person or entity. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Binding Contract. Guarantor by execution of and Bank by acceptance of this Guaranty agree that each party is bound to all terms and provisions of this Guaranty. Amendments, Waivers and Remedies. No waivers, amendments or modifications of this Guaranty and other Loan Documents shall be valid unless in writing and signed by an officer of Bank and Guarantor. No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or privilege granted pursuant to this Guaranty and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. All remedies available to Bank with respect to this Guaranty and other Loan Documents and remedies available at law or in equity shall be cumulative and may be pursued concurrently or successively. Partnerships. If Guarantor is a partnership, the obligations, liabilities and agreements on the part of Guarantor shall remain in full force and effect and fully applicable notwithstanding any changes in the individuals comprising the partnership. The term “Guarantor” includes any altered or successive partnerships, and predecessor partnership(s) and the partners shall not be released from any obligations or liabilities hereunder. Loan Documents. The term “Loan Documents” refers to all documents executed in connection with or related to the Guaranteed Obligations and may include, without limitation, commitment letters that survive closing, loan agreements, other guaranty agreements, security agreements, instruments, financing statements, mortgages, deeds of trust, deeds to secure debt, letters of credit and any amendments or supplements (excluding swap agreements as defined in 11 U.S. Code § 101).

FINANCIAL AND OTHER INFORMATION. Guarantor shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Guarantor’s financial condition and those certain financial statements and information required to be delivered to Bank pursuant to the terms of the Loan Agreement. Such information shall be true, complete, and accurate.

ANNUAL FINANCIAL STATEMENTS. Guarantor shall deliver to Bank, within 120 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated and consolidating basis with respect to Guarantor and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. All such statements shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Guarantor or any other person or entity. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank’s approval.

TAX RETURNS. Guarantor shall deliver to Lender, within thirty (30) days of filing, complete copies of federal and state tax returns, as applicable if not filed on a consolidated basis, each of which shall be signed and certified by Guarantor to be true and complete copies of such returns. In the event an extension is filed, Guarantor shall deliver a copy of the extension within thirty (30) days of filing. Notwithstanding the foregoing and in lieu thereof, Guarantor may deliver to Lender, within thirty (30) days of filing, copies of the applicable pages of the federal and state tax returns of the consolidated tax return of its parent, Levitt Corporation, relating to the Guarantor.

FINANCIAL COVENANTS. Guarantor shall at all times comply with the following financial covenants, conditions and requirements (collectively, the “Financial Covenants” each a “Financial Covenant”):

     (a) Asset Liquidity. At all times during the term of the Loan (and until such time as all of the Borrower’s and Guarantor’s obligations under the Loan Documents have been fully paid and satisfied), Guarantor shall maintain unencumbered and unrestricted liquid assets (in the form of cash and availability under the Borrowing Base), having a value of not less than Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) of which a minimum of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) must be in cash.

     (b) Tangible Net Worth. At all times during the term of the Loan (and until such time as all of the Borrower’s and Guarantor’s obligations under the Loan Documents have been fully paid and/or satisfied), Guarantor shall maintain a minimum Tangible Net Worth of $30,000,000.00 for the original two (2) year term. The Extension Term (as defined in the Note) is contingent upon satisfaction of certain Conditions to Conversion (as defined in the Note) including Guarantor having a minimum Tangible Net Worth of $30,000,000.00 plus fifty percent (50%) of all net income received by Guarantor for all years after the fiscal year ended December 31, 2004, which shall be based upon the consolidated financial statements of Guarantor.

     (c) Leverage Covenant. At all times during the term of the Loan, the leverage position of Guarantor shall not exceed a Maximum Debt to Tangible Net Worth ratio of 2.5:1.

     (d) Compliance Certificate. Guarantor shall be required on a quarterly basis to provide to Bank a “Compliance Certificate” in a form satisfactory to Bank, which shall be signed by its chief financial officer, certifying that Guarantor is in full compliance with all Financial Covenants. Said Compliance Certificate shall show the actual calculations for each Financial Covenant as applicable.

     All financial reporting is to be prepared in a form and substance acceptable to the Bank. Each statement shall bear an authorized signature of an authorized officer of Guarantor attesting to the Bank the accuracy of the statement.

ACCESS TO BOOKS AND RECORDS. Guarantor shall, upon reasonable advance notice, allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Guarantor as Bank shall reasonably require, and allow Bank, at Borrower’s expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof.

NOTICE OF DEFAULT AND OTHER NOTICES. (a) Notice of Default. Guarantor shall furnish to Bank within twenty-four (24) hours of becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Guarantor is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Guarantor that would cause a breach of Guarantor’s financial covenants under this Guaranty; (iii) any material adverse claim against or affecting Guarantor or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Guarantor; and (v) at least 30 days prior thereto, any change in Guarantor’s name or address as shown above, and/or any change in Guarantor’s structure.

PAYMENT OF DEBTS. Guarantor shall pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Guarantor in good faith disputes.

NEGATIVE COVENANTS. Guarantor agrees that from the date of this Agreement and until final payment in full of the Guaranteed Obligations, unless Bank shall otherwise consent in writing, Guarantor will not: Change in Fiscal Year. Change its fiscal year. Change of Control. Make or suffer a change of ownership that effectively changes control of Guarantor from current ownership. Cross Default. Default in payment or performance of any obligation under any other loans of Guarantor in favor of Bank. Nonpayment; Nonperformance. Fail to pay or perform the Obligations or Default (as defined in the Loan Documents) under any of the Loan Documents. Default on Other Contracts or Obligations. Intentionally deleted. Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any governmental entity, as a result of which the management of Guarantor or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Guarantor that would have a material adverse affect on Guarantor and would result in a violation of the financial covenants of Guarantor in this Guaranty that is not discharged or execution is not stayed within 30 days of entry.

WAIVER OF EXEMPLARY DAMAGES. GUARANTOR AND BANK AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION OR JUDICIALLY.

WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR BY EXECUTION HEREOF AND BANK BY ACCEPTANCE HEREOF, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY, THE LOAN DOCUMENTS OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ACCEPT THIS GUARANTY.

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     IN WITNESS WHEREOF, Guarantor, on the day and year first written above, has caused this Unconditional Guaranty to be executed under seal.

CORE COMMUNITIES, LLC, a Florida limited liability company

Taxpayer ID: 65-1060886

		By:	______________________________________________________
Print name: James H. Anderson
Title: Executive Vice President

State of Florida

County of	______________________________________________

     The foregoing instrument was acknowledged before me this ___day of April, 2005, by JAMES H. ANDERSON, as Executive Vice President of CORE COMMUNITIES, LLC, a Florida limited liability company, on behalf of the company. He/she is personally known to me or has produced ______(type of identification) as identification.

Notary Public, State of Florida
Print Name:

(Notary Seal)